UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 29, 2011

HOMEFED CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-10153	33-0304982
(Commission File Number)	(IRS Employer Identification No.)

1903 WRIGHT PLACE, SUITE 220, CARLSBAD, CALIFORNIA	92008
(Address of Principal Executive Offices)	(Zip Code)

760-918-8200
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07               Submission of Matters to a Vote of Security Holders.

The following matters were submitted to a vote of the Company’s stockholders at the Annual Meeting of Stockholders of the Company held on July 29, 2011 (the “Annual Meeting”).

1.           Election of directors:

		Number of Shares
	For	Withheld	Broker Non-Votes

Patrick D. Bienvenue	5,454,447	8,437	1,514,588
Paul J. Borden	5,419,525	43,359	1,514,588
Timothy M. Considine	5,455,789	7,095	1,514,588
Ian M. Cumming	5,418,124	44,760	1,514,588
Michael A. Lobatz	5,457,585	3,099	1,514,588
Joseph S. Steinberg	5,417,824	45,060	1,514,588

2.           Advisory vote on the approval of executive compensation:

For	5,308,850
Against	150,730
Abstentions	3,304
Broker Non-Votes	1,514,588

3.           Advisory vote on the frequency of future advisory votes on the approval of executive compensation:

1 Year	5,440,661
2 Years	12,081
3 Years	8,004
Abstentions	2,138
Broker Non-Votes	1,514,588

The Company’s stockholders selected once every year as the frequency for future advisory votes on executive compensation.  In light of this stockholder vote, the Board of Directors has determined that it will include an advisory shareholder vote on executive compensation in the Company’s proxy materials every year until the next required advisory vote on the frequency of shareholder votes on executive compensation.

4.              Ratification of PricewaterhouseCoopers LLP, as independent auditors for the year ended December 31, 2011:

For	6,858,600
Against	115,827
Abstentions	3,045

Item 7.01.               Regulation FD Disclosure.

The information set forth in the Report of the Chairman of HomeFed Corporation delivered at the Annual Meeting, attached hereto as Exhibit 99.1, is incorporated herein by reference.

Item 9.01.               Financial Statements and Exhibits.

(d)           Exhibits.

99.1         Report of the Chairman of HomeFed Corporation delivered at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 29, 2011

HOMEFED CORPORATION

/s/ Erin N. Ruhe
		Name:	Erin N. Ruhe
		Title:	Vice President

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